UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

CULLINAN ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39856	81-3879991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cullinan Oncology, Inc.
One Main Street, Suite 520
Cambridge, MA 02142
(Address of principal executive offices, including zip code)

(617) 410-4650

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Owen Hughes

On October 15, 2021, the Board of Directors (the “Board”) of Cullinan Oncology, Inc. (the “Company”) approved a separation agreement in connection with the departure of Owen Hughes (the “Separation Agreement”). Mr. Hughes’ last date of employment with the Company as its President and Chief Executive Officer is October 18, 2021 (the “Separation Date”). In addition, Mr. Hughes will no longer serve as a director of the Company effective as of October 18, 2021. Pursuant to the Separation Agreement, Mr. Hughes is entitled to receive 12 months of his base salary plus $216,507, which represents a pro-rata portion of his target bonus based on the Separation Date, as well as accelerated vesting of all outstanding and unvested equity awards. In addition, Mr. Hughes will be entitled to receive a portion of certain proceeds pursuant to the Company’s Cash Phantom Pool related to a monetization event of certain subsidiaries of the Company that occur on or prior to the one year anniversary of the Separation Date. Subject to Mr. Hughes’ copayment of his portion of the COBRA premiums and his proper election to receive benefits under COBRA, the Company will also pay up to 12 months of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the Separation Date (or until Mr. Hughes becomes eligible for alternative health benefits from a subsequent employer or ineligible for COBRA, if earlier). The Separation Agreement also contains non-disparagement, cooperation and noncompetition covenants, a reaffirmation of Mr. Hughes’ confidentiality and nonsolicitation obligations to the Company and a general release of claims by Mr. Hughes.

Mr. Hughes will continue to serve in the capacity of a senior advisor for a period not to exceed 12 months.

The foregoing summary is not complete and is qualified in its entirety by the Separation Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Appointment of Nadim Ahmed as President and CEO and as a Director of the Company

On October 15, 2021, the Board appointed Nadim Ahmed as President and Chief Executive Officer of the Company, effective as of October 18, 2021 (the “Effective Date”). Mr. Ahmed will also serve as the Company’s Principal Executive Officer. Additionally, the Board appointed Mr. Ahmed as a Class III director of the Company, effective as of October 18, 2021. As a Class III director, Mr. Ahmed will stand for election at the Company’s 2023 Annual General Meeting of Stockholders.

Mr. Ahmed was most recently Executive Vice President and President of Hematology at Bristol-Myers Squibb Company from November 2019 to January 2021. From March 2010 to November 2019, Mr. Ahmed served in increasing roles of responsibility at Celgene Corporation, most recently as Executive Vice President and President of Global Hematology & Oncology. Mr. Ahmed earned a B.S. in Pharmacology from University College London and a M.S. in Information Technology from Loughborough University.

In connection with Mr. Ahmed’s appointment as President and Chief Executive Officer, the Company and Mr. Ahmed entered into an employment agreement, dated October 18, 2021 (the “Employment Agreement”). Mr. Ahmed’s Employment Agreement provides for “at will” employment. Pursuant to the terms of the Employment Agreement, Mr. Ahmed will receive an annual salary of $600,000 per year and a sign-on bonus of $625,000 (the “Sign-On Bonus”), provided that if Mr. Ahmed resigns other than for good reason or is terminated by the Company for cause (as such terms are defined in the Employment Agreement) prior to the 12-month anniversary of the Effective Date, he shall repay the Company the gross amount of the Sign-On Bonus; and provided, further, that if Mr. Ahmed resigns other than for good reason or is terminated by the Company for cause on or after the 12-month anniversary of the Effective Date but prior to the 18-month anniversary of the Effective Date, he shall repay the Company a prorated portion of the gross Sign-On Bonus. For fiscal year 2021, Mr. Ahmed shall be paid a cash incentive compensation amount, prorated for the period from the Effective Date through December 31, 2021 and beginning January 1, 2022, he will be eligible for an annual incentive bonus, initially set at fifty percent (50%) of his base salary. Mr. Ahmed will also be eligible for a temporary housing allowance of $6,000 per month until the earlier of (i) four (4) years from the Effective Date or (ii) when Mr. Ahmed no longer has need for such temporary housing.

The Employment Agreement further provides for an equity grant to purchase 2,710,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of such shares on the date of grant (the “Option Grant”). The Option Grant will vest and become exercisable on a monthly basis over 48 months, subject to Mr. Ahmed’s continued service relationship through each such vesting date. In addition, within 90 days of the Effective Date, Mr. Ahmed will be granted performance restricted stock units representing a number of shares of Company common stock determined by the Board after consultation with Mr. Ahmed, which will vest based on performance metrics, to be determined by the Board prior to the grant date following consultation with Mr. Ahmed, over a three year period. Beginning January 1, 2023, the Board will consider granting Mr. Ahmed an annual equity award, which will vest in accordance with the terms of the appliable award agreement. Mr. Ahmed is also eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans.

In the event that Mr. Ahmed is terminated by the Company without cause or resigns for good reason, then subject to him entering into a separation agreement and release in a form and manner satisfactory to the Company within 60 days following the date of termination or such shorter period set forth therein, Mr. Ahmed will be entitled to (i) cash severance payments in an amount equal to 12 months of Mr. Ahmed’s base salary existing at the time of his termination; (ii) a prorated bonus for the year of termination and (iii) subject to Mr. Ahmed’s copayment of his portion of the COBRA premiums and his proper election to receive benefits under COBRA, the Company will pay up to 12 months of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination (or until Mr. Ahmed becomes eligible for alternative health benefits from a subsequent employer or ineligible for COBRA, if earlier).

In the event that Mr. Ahmed is terminated without cause or resigns for good reason on or within 12 months following a “change in control” (as defined in the Employment Agreement), then subject to him entering into a general release of claims against the Company and all related persons and entities within 60 days following the Date of Termination or such shorter period set forth therein, Mr. Ahmed will be entitled to (i) a lump sum payment in cash equal to 24 months of his base salary existing at the time of his termination; (ii) a prorated bonus for the year of termination and (iii)a lump sum payment equal to the amount that the Company would have made to provide health insurance to Mr. Ahmed had he remained employed with the Company for up to 24 months following the date of termination. In addition, in the event that Mr. Ahmed is terminated without cause or for good reason on or within 12 months following a change in control, then all unvested time-based equity awards held by Mr. Ahmed on the date of termination shall immediately accelerate and become fully vested and exercisable and any performance-based restricted stock units shall vest pro rata based on the period of his employment during the appliable performance period.

In connection with Mr. Ahmed’s appointment as President and Chief Executive Officer, Mr. Ahmed will enter into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Ahmed for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers. In addition, Mr. Ahmed entered into an Employee Confidentiality, Assignment, Nonsolicitation and Noncompetition Agreement that contains, among other provisions, a post-employment nonsolicitation and noncompetition obligation that applies during and following the ending of Mr. Ahmed’s employment.

Mr. Ahmed has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Ahmed and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing summary is not complete and is qualified in its entirety by the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD.

On October 18, 2021, the Company issued a press release announcing Mr. Ahmed’s appointment as President and Chief Executive Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Exhibits.

Exhibits

10.1	Employment Agreement, effective as of October 18, 2021, by and between the Company and Nadim Ahmed.

99.1	Press release issued by the Company on October 18, 2021, furnished herewith.

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN ONCOLOGY, INC.

Dated: October 18, 2021	By:	/s/ Jeffrey Trigilio
Jeffrey Trigilio
Chief Financial Officer